EXTRACT OF BYLAWS AND ITS AMMENDMENTS

SMILES VIAJES Y TURISMO S.A.

The undersigned, in her capacity as President of SMILES VIAJES Y TURISMO S.A. (the “Company”), hereby certifies and declares that the following are true and faithful extracts of the material parts of the bylaws and its amendments from time to time adopted by the shareholders of the Company, duly registered before the Commercial Public Registry of the City of Buenos Aires, Argentina (“IGJ”):

1.               INITIAL AND PRE-AMENDMENT BYLAWS:

The initial and pre-amendment bylaws of the Company were issued on November 14, 2018, and duly registered before IGJ on November 20, 2018, under N° 22363, Book 92, Volume – of Corporations, and were as follows:

“BYLAWS: ARTICLE ONE: The Company name is “SMILES VIAJES Y TURISMO S.A.” and has its legal domicile is in the city of Buenos Aires. Upon resolution of the Board of Directors, it may open branches, agencies, and special domiciles anywhere in the country or abroad. ARTICLE TWO: The term of the Company is ninety-nine years counted from its registration in the Public Registry. This term may be extended by the decision of the Special Shareholders’ Meeting. ARTICLE THREE: The company’s purpose is to carry out, on its own account, on behalf of third parties, associated with third parties, in the country or abroad, the following activities: (a) the intermediation in the reservation or rental of services of any means of transport in the country or abroad, including the organization and sale of charters, (b) the intermediation in the contracting of hotel services in the country or abroad, (c) organization of individual or group trips, excursions, cruises or the like, (d) reception and assistance to tourists during their travels and stay in the country, presentation of tourist guides services and clearance of their luggage, (e) the representation of other agencies, both domestic and foreign, in order to provide on their behalf any of the aforementioned services, (f) the provision of services related to the organization of fairs, congresses, conventions and exhibitions as well as any other type of event, (g) the sale of all types of, goods, products and services related to tourism and hotel activities and especially the merchandising thereof and (h) the provision of any other service or activity related to the activities described as well as any services of the specific activities of travel agents and all those set forth in Law 18.829 and regulations. In order to fulfill its purpose, the company has full legal capacity to acquire rights, assume obligations and perform all acts, enter into contracts and transactions which are directly or indirectly linked thereto and which are not prohibited by the Laws or these Bylaws. ARTICLE FOUR: The capital is established at the amount of $100,000 (one hundred thousand pesos) divided into 100,000 non-endorsable, registered common shares; without prejudice to the provisions of the following article, with face value of $1 (one peso) each and entitled to one vote per share. The capital may be increased fivefold by resolution of the annual shareholders’ meeting, through the issuance of non-endorsable, registered common shares, each entitled to one vote and with a face value of $1 (one peso) each, which issuance the shareholders’ meeting may delegate to the board of directors pursuant to Article 188 of Law 19.550. In case of late payment of the shares, the board may choose any of the mechanisms set forth in article 193 of Law 19.550. ARTICLE FIVE: The shares shall be non-endorsable, registered, common or preferred. The latter shall be entitled to a preferential dividend, whether or not it is cumulative, in accordance with the terms of their issuance. They may also be granted an additional share in the profits. ARTICLE SIX: The certificates representing shares and provisional certificates shall contain the particulars set forth in Law 19.550. Certificates representing more than one share may be issued. ARTICLE SEVEN: The Company’s shares are freely transferable. However, the shareholders shall have a pre-emptive right to acquire them in case one thereof would dispose of them. The shareholder who wants to sell his/her shares to a third party should notify the other shareholders reliably about the modalities of disposal and the identity of the person who has made the acquisition offer. The notice shall be addressed to the domicile established by the shareholders in these Bylaws, or to the address notified to the Board of Directors. If they decide to exercise the preemptive right, he/she or the remaining shareholder(s) should inform the shareholder who intends to transfer the shares, at the domicile in the Bylaws or who he/she has informed the Board, within the tenth business day of receipt of the communication from the transferring partner. In case of silence, the preemptive right shall be deemed to have been waived. This right shall apply to the transfer of the totality or part of the shares of one shareholder, which may be acquired preferably by another shareholder(s) in the totality or only in part. ARTICLE EIGHT: Shareholders shall have the preemptive right and the right to increase the subscription of new shares issued proportionally to their respective holdings, except in case of special-purpose issues in the interest of the company under the conditions set forth in Article 197 of Law 19.550. The preemptive right of subscription should be exercised within a period of time to be established, which shall not be less than 3 days from the date of the last publication in the Official Gazette for three days. ARTICLE NINE: In case of late payment the shares, the Board may choose any of the procedures of article 193 of Law 19.550. ARTICLE TEN: The Company’s management and administration are incumbent upon of the Board of Directors, composed of a minimum of 1 (one) and a maximum of 3 (three) full directors, the Shareholders’ Meeting may elect alternate one in equal or lower number than the full ones, who will be incorporated into the Board in the order of their appointment. The alternate directors shall replace the full directors in case of resignation, disqualification, sickness, or absence or temporary or permanent inability, in the order determined by the Shareholders’ Meeting which appointed them. The term of their election is one fiscal year, and they may be reelected. The Shareholders’ Meeting shall determine the number of directors and their remuneration compensation. The Board of Directors shall meet with an absolute majority of its members and resolve by a majority of those present. At its first meeting, the Board of Directors shall appoint a Chairman and, when appropriate, a Vice-Chairman who shall replace the former in his absence or inability to act. The Company’s legal representation is incumbent upon the Chairman and, in case of absence or inability to act, the Vice-Chairman of the Board. The Directors shall constitute, as a guarantee, the amounts representing at least 60% of the Company’s capital on a joint basis among all the full designated ones. Without prejudice to the foregoing, the guarantee shall not be lower than $10,000 (ten thousand pesos) or higher than $50,000 (fifty thousand pesos) for each appointed Full Director, in compliance with the provisions of General Resolutions No. 7/2015 and 9/2015 of the General Inspectorate of Justice. The Board of Directors has all powers to perform acts and enter into contracts aimed at fulfilling the Company’s purpose, including those requiring express powers under the provisions of article 375 of the Civil and Commercial Code of the Nation and 9 of decree law 5965/63. ARTICLE ELEVEN: The Company will not organize an Audit Committee, as set forth in Article 284 of Law 190550. In case the Company falls under items 2 or 7 of article 299 of Law 19.550, the audit shall be carried out by a Full Auditor and an Alternate Auditor, elected by the Shareholders’ Meeting for a 1- (one-) year term. In addition, when in compliance with the legislation in force, the Audit should be collegiate, composed of an Audit Commission composed of 3 (three) Full Audits and 3 (three) Alternate Auditors, elected by the Shareholders’ Meeting for one fiscal year. In all cases, the Auditors may be reelected. The Alternate Auditors shall replace the full ones in any vacancy, whether temporary or permanent, in the order in which they are appointed by the Shareholders’ Meeting. The Audit Commission shall meet with an absolute majority of its members and resolve by a majority of those present. At its first meeting, the Audit Committee shall appoint a Chairman and a Vice-Chairman who shall replace the former in his/her absence or inability, whether temporary or permanent. It shall meet at least once every three months upon request of any of its members or the Board of Directors, within 10 (ten) days of the request made by the Chairman. A book of minutes shall be kept where proceedings of each meeting and the decisions made shall be transcribed. The minutes of the Audit Commission shall be signed by the Auditors in attendance. The dissenting auditor, if any, shall have the rights, assignments, and duties of article 294 of Law 19.550, and may base his vote and record it in the respective minutes of the meeting. The Chairman of the Audit Commission shall its representative before all the Company’s organs and third parties, if any. The Audit Commission shall have the assignments set forth in Law 19.550. Their compensation, as well as the approval of its management or cancellation shall be decided by the Annual Shareholders’ Meeting. ARTICLE TWELVE: The Shareholders’ Meetings may be convened simultaneously in the first and second call, as established by Article 237 of Law 19.550, without prejudice to what is provided therein for the case of unanimous meetings, in which case the second call will be held on the same day one hour after the first failed. In case of a subsequent call, the aforementioned article 237 shall apply. ARTICLE THIRTEEN: The quorum and majority rule are governed by articles 243 and 244 of Law 19.550, according to the types of meeting, call and matters addressed. The special shareholders’ meeting in second call will be held regardless of the number of shares present with voting rights. ARTICLE FOURTEEN: At the end of the fiscal year to occur on 31 December of each year, the financial statements shall be prepared in accordance with the legal, regulatory, and technical provisions in force. The realized and net profits shall be allocated: 1) five percent up to reaching twenty percent of capital to the legal reserve fund; 2) compensation of the board of directors and audit; 3) preferred dividends, with priority for cumulative defaults and additional participation, if any; 4) the balance, in whole or in part, as a dividend on common shares or to optional reserve funds or to the allocation established by the shareholders’ meeting. The dividends should be paid proportionally to the respective holdings within the terms and conditions set forth in the applicable rules. ARTICLE FIFTEEN: The dissolution of the Company shall take place for any of the reasons set forth in the applicable legislation. After the dissolution of the company, its liquidation will be carried out by the Board of Directors acting at that time, under the supervision of the Audit Commission. Once the liability has been cancelled and the capital has been reimbursed, the remaining balance will be distributed among the shareholders proportionally to their respective contributions.”

2.               AMENDMENTS:

a)               On November 7, 2019, the Company amended Article Four of its bylaws, all of which was registered with IGJ on January 6, 2023, under N° 442, Book 111, Volume – of Corporations, to read as follows: “ARTICLE FOUR: The capital is established at the amount of $800,000 (eight hundred thousand Argentine pesos) divided into 800,000 unendorsed registered common shares, without prejudice to the provisions of the following article, of face value of $1 and entitled to one vote per share. The capital may be increased to five times by resolution of the annual shareholders’ meeting, through the issue of unendorsed common shares of $1 each of face value and entitled to one vote per share, issuance that the Shareholders’ Meeting may delegate to the Board of Directors pursuant to Article 188 of Law 19.550. In case of delayed payment of shares, the Board may choose any of the mechanisms set forth in article 193 of Law 19.550.”

b)               By means of the Company's Annual and Special Shareholders’ Meeting dated January 23, 2024, Articles Ten and Thirteen of the Company's bylaws were amended to read as follows, which was duly registered before IGJ on March 6, 2024, under N° 4095, Book 116, Volume – of Corporations: “ARTICLE TEN: The Company’s management and administration is incumbent upon the Board of Directors, composed of a minimum of 1 (one) and a maximum of 3 (three) full directors, and the Shareholders’ Meeting may elect alternates in equal or lower number than the full members, who will be incorporated into the Board of Directors in the order of their appointment. As long as the Company is covered by the provisions of article 299 (except for its item 7) of Law 19.550, the Board of Directors shall be composed of 3 (three) Full Directors, and the Shareholders’ Meeting may appoint alternates in an equal, lower or higher number. Alternate directors shall replace the full ones in case of resignation, disqualification, sickness or absence or temporary or permanent inability, in the order determined by the Shareholders’ Meeting which appointed them. The term of his election is 3 years, and they may be reelected. The Shareholders’ Meeting shall determine the number of Directors, as well as their compensation. The Board of Directors shall meet with the absolute majority of its members and resolve by a majority of those present. At its first meeting the Board shall appoint a Chairman and, when appropriate, a Vice-Chairman who shall replace the former in his absence or inability to act. The Company’s legal representation is incumbent upon the Chairman of the Board of Directors, the Vice-Chairman, if applicable, or any Director duly authorized for these purposes. The Board of Directors may meet in the country or abroad, and the meeting be held by a videoconference system or other means of transmission that allows simultaneous communication among attendees, always subject to compliance with the provisions of the law or regulations in force and/or those enacted in the future. The electronic means used shall ensure: (i) the free accessibility of all attendees to meetings, (ii) the possibility of participating in the meeting remotely by means of platforms that allows simultaneous audio and video transmission, (iii) the participation with voice and vote of all members; and when appropriate, of the audit body, (iv) that the meeting held this way can be recorded in digital media, (v) the representative keeps a digital copy of the meeting for a 5-year period, which shall be made available to any partner upon request, (vi) that the meeting held is transcribed in the corresponding corporate book, with an express record of the persons who attended it and signed by the corporate representative and (vii) that the call and its communication through the appropriate legal and full manner informs, in a clear and simple way, which is the means of communication chosen and the how to access it to enable said attendance. For the purposes of determining the quorum, the Directors present and those participating remotely through the aforementioned technological means shall be counted, and they may be located anywhere in or out of the country. The Directors shall constitute, as a guarantee, the amounts representing at least 60% of the Company’s capital on a jointly basis among all the full designated ones. Without prejudice to the foregoing, the guarantee may not be lower than $300,000 (Three hundred thousand pesos) or more than $1,000,000 (One million pesos) per each Full Director appointed, in compliance with the provisions of the General Resolutions N-7/2015 and 15/2021 of the General Inspectorate of Justice, or the minimum and maximum amounts that the regulation in force determine in the future. The Board of Directors has all powers to perform acts and enter into contracts aimed at fulfilling the Company’s purpose, including those requiring express powers due to the provisions of article 375 of the Civil and Commercial Code of the Nation and 9 of decree law 5965/63.” “ARTICLE THIRTEEN: The quorum and majorities of votes regime are governed by articles 243 and 244 of Law 19.550, depending on the type of shareholders’ meeting, call and the agenda to be considered. The Special Shareholders’ Meeting in second call will be held regardless of the number of shares present with voting rights. The Partners’ Meetings may be held both in person and remotely, according to the terms of their call.

The Shareholders’ Meetings may be held in the country or abroad, by videoconference or other means of transmission that allows simultaneous communication between the attendees, always in compliance with the provisions of current law or regulations and/or that may be enacted in the future. The electronic means used shall ensure (i) the free accessibility of all attendees to meetings, (ii) the possibility of participating in the meeting remotely by means of platforms that allows simultaneous audio and video transmission, (iii) the participation with voice and vote of all members and/or attendees, (iv) that the meeting held this way can be recorded in digital media, (v) the representative keeps a digital copy of the meeting for a 5-year period, which shall be made available to any partner upon request; (vi) that the meeting held is transcribed in the corresponding corporate book, with an express record of the persons who attended it and signed by the corporate representative and (vii) that the call and its communication through the appropriate legal and full manner informs, in a clear and simple way, which is the means of communication chosen and the how to access it to enable said attendance. For the purposes of determining the quorum, the Shareholders present and those participating remotely through the aforementioned technological means shall be counted, and they may be located anywhere in or out of the country.”

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